UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2011 (October 14, 2011)

WebXU, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3435 Ocean Park Blvd., Suite 107-282
Santa Monica, CA 90405
(Address of Principal Executive Offices)

(310) 807-1765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Merger Certificates

Effective on October 14, 2011, the registrant merged with its wholly owned Delaware subsidiary, Webxu, Inc., pursuant to a Statement of Merger filed with the Colorado Secretary of State and a Certificate of Ownership and Merger filed with the Delaware Secretary of State.  A copy of each certificate is filed as Exhibit 3.1 and Exhibit 3.2, respectively, with this Form 8-K.

The merger was in the form of a parent/subsidiary merger with the subsidiary as the surviving corporation.  Upon merging, our name changed to “WebXU, Inc.”

In connection with the name change, as of the open of business on October 17, 2011, we have the new CUSIP number 94846w100.

As of the open of business on October 19, 2011, we also have the new trading symbol WBXU.

Item 8.01  Other Events.

In connection with the name change described in Item 5.03 above, upon merging with our wholly owned Delaware subsidiary, Webxu, Inc., pursuant to a Statement of Merger filed with the Colorado Secretary of State and a Certificate of Ownership and Merger filed with the Delaware Secretary of State, our state of incorporation was changed to Delaware.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exh. No.	Description

3.1	Statement of Merger, filed with the Colorado Secretary of State, October 12, 2011

3.2	Certificate of Ownership and Merger, filed with the Delaware Secretary of State, October 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WebXU, Inc.

Date: October 19, 2011	By:	/s/ Matt Hill
Matt Hill Chief Executive Officer